Exhibit 99.1

MCEWEN MINING ANNOUNCES RESULTS OF THE ANNUAL MEETING

Toronto, May 31, 2017 — McEwen Mining Inc. (NYSE:MUX) (TSX:MUX) (“McEwen Mining” or, the “Company”) is pleased to announce the results of the annual meeting of shareholders held on May 25, 2017. The McEwen Mining share owners:

•                  Elected as directors: Robert McEwen, Allen Ambrose, Michele Ashby, Leanne Baker, Richard Brissenden, Robin Dunbar, Gregory Fauquier, Donald Quick, Michael Stein;

•                  Approved the issuance to Robert McEwen of 405,740 shares of our common stock upon conversion of subscription receipts issued as part of the acquisition of Lexam VG Gold Inc.; and

•                  Ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Detailed voting results are as follows:

For the election of directors:

	For	Withheld	Percentage For	Percentage Withheld
Robert R. McEwen	143,599,765	481,804	99.67%	0.33%
Allen V. Ambrose	143,326,005	755,564	98.48%	0.52%
Michele L. Ashby	143,365,081	716,488	99.50%	0.50%
Leanne M. Baker	143,338,036	743,533	99.48%	0.52%
Richard W. Brissenden	143,274,646	806,923	99.44%	0.56%
Robin Dunbar	143,362,609	718,960	99.50%	0.50%
Gregory P. Fauquier	143,307,667	773,902	99.46%	0.54%
Donald R.M. Quick	143,260,914	820,655	99.43%	0.57%
Michael L. Stein	143,309,756	771,813	99.46%	0.54%

For the approval of the issuance of 405,740 shares to Robert McEwen:

	For	Against	Withheld	Percentage For	Percentage Against	Percentage Withheld
All shares voted	142,008,272	1,441,830	631,467	98.56%	1.00%	0.44%
Shares excluding 75,791,721 held by Insiders	66,216,551	1,441,830	631,467	96.96%	2.11%	0.92%

For the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:

For	Against	Withheld	Percentage For	Percentage Against	Percentage Withheld
210,232,910	476,940	982,658	99.31%	0.23%	0.46%

About McEwen Mining (www.mcewenmining.com)

McEwen Mining has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, the Timmins projects in Ontario, Canada and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 312 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:
Mihaela Iancu Investor Relations 647-258-0395 ext 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development 647-258-0395 ext 390 cd@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800, P.O. Box 24 Toronto, Ontario, Canada, M5H 1J9 866-441-0690 Twitter twitter.com/mcewenmining